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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-133949 of our report dated March 27, 2006 (May 9, 2006 as to Note 22) relating to the financial statements and financial statement schedules of ACA Capital Holdings, Inc. appearing in the Prospectus, which is part of such Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York

June 28, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM